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                                                                   Exhibit 10.16

                               LOISLAW.COM, INC.
                         EMPLOYEE STOCK PURCHASE PLAN

     Section 1. Purpose. It is the purpose of the Plan to promote the interests of the Company and its stockholders by providing a method by which eligible employees may use voluntary payroll deductions to purchase shares of Common Stock at a discount, thereby affording them the opportunity to invest in the Company at a preferential price, and to acquire a proprietary interest in the Company and an increased personal interest in its continued success and progress. The Plan is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Code and shall be construed accordingly.

     Section 2. Definitions. As used herein the following terms have the following meanings:

          (a) "Affiliate" means any corporation that is a subsidiary corporation of the Company within the meaning of Section 424(f) of the Code and that has been designated by the Committee as an Affiliate for purposes of the Plan.

          (b) "Board of Directors" means the Board of Directors of the Company.

          (c) "Code" means the United States Internal Revenue Code of 1986, as from time to time amended.

          (d) "Committee" means the Committee described in Section 4 hereof.

          (e) "Common Stock" means the $.001 par value Common Stock of the Company.

          (f) "Company" means Loislaw.com, Inc., a Delaware corporation.

          (g) "Compensation" for an Option Period means the basic compensation and commissions payable to an employee for services rendered to the Company or any Affiliate, but not including bonuses, overtime or premium pay, allowances, deferred compensation payments or any other extraordinary compensation. The Compensation of an employee who does not receive salary or wages computed in United States dollars shall be determined by converting such salary or wages into United States dollars in accordance with the Compensation Exchange Rate.

          (h) "Compensation Exchange Rate" means the New York foreign currency exchange rate as reported in The Wall Street Journal for the last business day immediately preceding the first day of the applicable Option Period.

          (i) "Eligible Employee" means any employee of the Company or an Affiliate who is eligible to participate in the Plan pursuant to Section 5 hereof.

          (j) "Enrollment Date" means the first day of any Option Period.
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          (k) "Fair Market Value" means the closing sale price on the date in question (or, if there was no reported sale on such date, on the last preceding day on which any reported sale occurred) of the Common Stock on the Nasdaq National Market or any national stock exchange or other stock market on which the Common Stock may from time to time be traded. Notwithstanding anything to the contrary herein, the Fair Market Value of the Common Stock on the first day of the first Option Period shall be the initial price to the public established in connection with the Company's initial public offering of Common Stock.

          (l) "Option" means any option to purchase shares of Common Stock granted by the Committee pursuant to the provisions of the Plan.

          (m) "Option Period" means each period beginning on May 1 and ending on the following October 31, and each period beginning on November 1 and ending on the following April 30; provided, however, that the first Option Period shall begin at the time the registration of the Common Stock under the Securities Exchange Act of 1934 becomes effective and end on the following April 30.

          (n) "Participant" means an Eligible Employee who elects to participate in the Plan pursuant to Section 6 hereof.

          (o) "Plan" means this Loislaw.com, Inc. Employee Stock Purchase Plan.

     Section 3. Number of Shares. The aggregate number of shares of Common Stock issued pursuant to Options granted under the Plan shall not exceed a total of 300,000 shares. The maximum number of shares of Common Stock available for sale under the Plan is subject to adjustment as provided in Section 16. The Common Stock to be delivered upon exercise of Options may consist of authorized but unissued shares of Common Stock or shares of Common Stock previously issued and reacquired by the Company.

     Section 4. Administration of the Plan. The Plan shall be administered by the Committee, which shall consist of three or more employees of the Company. Each member of the Committee shall be appointed by and shall serve at the pleasure of the Board of Directors. The Board of Directors shall have the sole continuing authority to appoint members of the Committee both in substitution for members previously appointed and to fill vacancies however caused. The following provisions shall apply to the administration of the Plan by the
Committee:

          (a) The Committee shall designate one of its members as Chairperson and shall hold meetings at such times and places as it may determine. Each member of the Committee shall be notified in writing of the time and place of any meeting of the Committee at least two days prior to such meeting, provided that such notice may be waived by a Committee member. A majority of the members of the Committee shall constitute a quorum and any action taken by a majority of the members of the Committee present at any duly called

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     meeting at which a quorum is present (or action unanimously approved in writing) shall constitute action by the Committee.

          (b) The Committee may appoint a Secretary (who need not be a member of the Committee) who shall keep minutes of its meetings. The Committee may make such rules and regulations for the conduct of its business as it may determine.

          (c) The Committee shall have full authority subject to the express provisions of the Plan to interpret the Plan, to provide, modify and rescind rules and regulations relating to it and to make all other determinations and perform such actions as the Committee deems necessary or advisable to administer the Plan.

          (d) No member of the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Option granted hereunder.

          (e) The Committee may appoint a bank, trust company or other appropriate entity to serve as administrator of the Plan (the "Administrator"). The Administrator's duties shall include establishing and maintaining accounts for Participants, holding in custody for the accounts of Participants the shares of Common Stock purchased by them under the Plan, maintaining records of and providing regular reports for the Participants' accounts and such other duties as may be agreed to by the Committee or set forth in an agreement between the Company and the Administrator. The Committee shall have the authority to approve the form, terms and conditions of an agreement with the Administrator, which agreement may be executed and delivered by any member of the Committee or any proper officer of the Company, and to terminate the engagement of the Administrator and engage a successor Administrator at any time.

     Section 5. Eligible Employees. Each employee of the Company or an Affiliate who is employed by the Company or an Affiliate on the date his participation in the Plan is to become effective shall be eligible to participate in the Plan; provided, however, that:

          (a) An employee shall not be granted an Option if such employee would, immediately after grant of the Option, own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any parent or subsidiary corporation of the Company (within the meaning of Section 424(e) and (f) of the Code). For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply, and stock which the employee may purchase under any outstanding options shall be treated as stock owned by the employee; and

          (b) No employee shall be granted an Option under the Plan that would permit such employee's rights to purchase shares of stock under all employee stock purchase plans of the Company and its parent and subsidiary corporations (within the meaning of Section 424(e) and (f) of the Code) to accrue (within the meaning of Section 423(b)(8) of the Code) at a rate which exceeds U.S. $25,000 of fair market value of such stock (determined at the

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     time such option is granted) for each calendar year during which any such option granted to such employee is outstanding at any time.

For purposes of this Section 5, the term "employee" shall not include (i) an employee who has been employed by the Company or an Affiliate less than six months prior to an Enrollment Date, (ii) an employee whose customary employment is 20 hours or less per week, or (iii) an employee whose customary employment is for not more than five months in any calendar year.

     Section 6. Method of Participation. Each person who will be an Eligible Employee on any Enrollment Date may elect to participate in the Plan by executing and delivering to the Company, on or before such Enrollment Date, a payroll deduction authorization form as provided in this Section; provided, however, that with respect to the first Enrollment Date, an Eligible Employee may elect to participate in the Plan by executing and delivering a payroll deduction authorization form to the Company on or before the date that is six business days prior to the second payroll distribution to such Eligible Employee after such first Enrollment Date. Such Eligible Employee shall thereby become a Participant on such Enrollment Date and shall remain a Participant until such Eligible Employee's participation is terminated as provided in Section 12 or 13 hereof; provided, however, that if the Company does not receive such payroll deduction authorization form in time to implement the authorized withholding for any payroll period, no withholding shall be made on behalf of such Participant pursuant to this Plan until the next succeeding payroll period.

     The payroll deduction authorization form executed by a Participant shall request withholding, by means of substantially equal payroll deductions over the Option Period, of an amount which shall be not more than 10% nor less than 1% of such Participant's Compensation for the Option Period. A Participant may change the withholding rate of his or her payroll deduction authorization within such limits by delivering a new payroll deduction authorization form to the Company before the next Enrollment Date for which the change is to be effective. A Participant may not change the withholding rate or his or her payroll deduction authorization with respect to an Option Period at any time after the deadline set forth in the immediately preceding sentence. All amounts withheld in accordance with a Participant's payroll deduction authorization for an Option Period shall be credited to a withholding account for such Participant. No interest shall be payable on withholding accounts.

     Section 7. Grant of Options. Each Participant shall automatically be granted an Option to purchase shares of Common Stock on the first day of each Option Period. Each Option shall be exercisable on the last business day of the Option Period for the number of shares of Common Stock, including fractional shares to the fourth decimal place, determined by dividing (a) the balance in the Participant's withholding account attributable to such Option Period on the last business day of the Option Period by (b) the purchase price per share of the Common Stock as determined under Section 8. Any provision of this Plan to the contrary notwithstanding, in no event shall the number of shares with respect to which an Option is granted to a Participant in an Option Period exceed that number of shares which has an aggregate Fair Market Value (determined on the date of grant) of U.S. $12,500, and the number of shares actually purchased by a Participant in an Option Period may not exceed this number. If, as a result of such limit or otherwise, the full amount withheld from a

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Participant's Compensation for any Option Period cannot be used to purchase
Common Stock in such Option Period, the excess amount shall be carried forward and applied to the purchase of Common Stock in the next Option Period (subject to the limits set forth in this Plan), unless the Participant has requested that such amount be refunded to him or her by the Company. The Company shall reduce, on a substantially proportionate basis, the number of shares of Common Stock receivable by each Participant upon exercise of an Option in any Option Period in the event that the total number of shares then available under the Plan is less than the total number of shares with respect to which all Participants exercise Options in such Option Period.

     Section 8. Option Price. The purchase price per share of Common Stock under each installment of each Option shall equal the lesser of (a) 90% of the Fair Market Value per share of Common Stock on the date of grant of the Option or (b) 90% of the Fair Market Value per share of Common Stock on the date on which the Option is exercised. If the Common Stock of the Company is not admitted to trading on any of the aforesaid dates for which closing prices of the stock are to be determined, then reference shall be made to the Fair Market Value of the stock on that date, as determined by the Committee in good faith.

     Section 9. Exercise of Options. An employee who is a Participant in the Plan on the last business day of an Option Period shall be deemed automatically to have exercised the Option granted to him or her for that Option Period. Upon such exercise, the Company shall apply the entire balance of the Participant's withholding account attributable to that Option Period to the purchase of the maximum number of shares of Common Stock, including fractional shares to the fourth decimal point, as determined under Section 7. For purposes of this
Section 9, the balance in the withholding account of a Participant whose salary or wages are not computed in United States dollars shall be converted into United States dollars in accordance with the New York foreign currency exchange rate as reported in The Wall Street Journal for the last business day of the Option Period. As soon as practicable after the end of each Option Period, the Company shall issue and deliver to the Administrator, on behalf of the Participants, a certificate representing the aggregate number of shares purchased by all Participants in such Option Period. The Administrator shall allocate, by book entry, the appropriate number of shares, including fractional shares to the fourth decimal place, to each Participant's account. The obligation of the Company to deliver shares of Common Stock shall be postponed for such period of time as may be necessary to register or qualify the purchased shares under the Securities Act of 1933 and any applicable foreign or state securities law.

     The proceeds received by the Company upon exercise of an Option shall constitute general funds of the Company. The withholding of payroll deduction amounts from a Participant's Compensation and the application of such amounts to purchase Common Stock from the Company in accordance with this Plan may be accomplished by appropriate entries in the books and records of the Company and need not involve any actual transfer of cash. Any unexercised Option shall expire and become null and void as of the end of the Option Period in which such Option was granted.

     Section 10. Custody and Issuance of Stock. Each Participant will be credited by the Administrator with his or her pro rata share of the purchased shares delivered to the Administrator

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in connection with this Plan, including fractional shares to the fourth decimal place. Records of the Company maintained under the Plan will be confidential. Each Participant shall have the right at any time to require the Administrator to release from custody the shares of Common Stock theretofore purchased by such Participant, and to receive a certificate or certificates representing such whole shares of Common Stock and the cash equivalent of any fractional shares. Stock certificates will be issued to a Participant in accordance with this Section upon written request to the Administrator. Such stock certificates will be registered in the name of the Participant or in the name of another person or persons as instructed by the Participant and will be delivered to the Participant or to his or her order. The Participant shall be responsible for, and shall pay to the Administrator, any fees and charges of the transfer agent and registrar for the Company's Common Stock in connection with any issuance of stock certificates to or upon the order of such Participant pursuant to the Plan. The Administrator will convert fractional shares to cash by selling them on the open market in the manner contemplated by Section 11 of this Plan.

     Section 11. Sale of Shares. Upon notice from a Participant to the Administrator, shares of Common Stock credited to the Participant's account maintained by the Administrator may be sold by such Participant at any time while the Participant remains employed with the Company. Such sale shall be made by the Administrator, at market price, as the first available trade on the business day next following the day on which it receives such notice from the Participant. The Participant shall be responsible for, and shall pay, any fees or charges of the Administrator, brokerage fees and commissions and other charges identified with and incurred as a result of the sale, and the Company shall have no liability or responsibility therefor. When the sale transaction is consummated, the Administrator will forward to such Participant a check for the proceeds of the sale, net of the fees, commissions and other charges, together with a statement detailing the terms of the sale, fees and commissions incurred and remaining account balance.

     Section 12. Cancellation of Option and Withdrawal From the Plan. A Participant who holds an Option under the Plan may at any time prior to exercise thereof pursuant to Section 9 cancel such Option by written notice delivered to the Company. Upon such cancellation, the balance in the Participant's withholding account attributable to such Option shall be returned to such Participant and he or she shall cease to be a Participant. Partial cancellations shall not be permitted.

     A Participant may terminate his or her payroll deduction authorization as of any date by written notice delivered to the Company and shall thereby cease to be a Participant as of such date. Partial termination of a payroll deduction authorization shall not be permitted. Any Participant who voluntarily terminates his or her payroll deduction authorization prior to the last business day of an Option Period shall be deemed to have canceled his or her Option for such Option Period.

     A Participant who withdraws from the Plan pursuant to this Section 12 may re-enroll as of any subsequent Enrollment Date on which he or she is an Eligible Employee in accordance with the procedure set forth in Section 6 of this Plan; provided, however, that a Participant shall not be permitted to re-enroll in the Plan until an Enrollment Date that is at least six months after the date of his or her withdrawal.

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     Section 13.  Termination of Employment.  Upon the termination of a
Participant's employment with the Company or an Affiliate for any reason, such person shall cease to be a Participant, any unexercised Option held by such Participant under the Plan shall be deemed canceled, the balance of such Participant's withholding account shall be returned to such Participant (or, in the event of the Participant's death, to the executor or administrator of his or her estate) and he or she shall have no further rights under the Plan.

     All Participants shall have the same rights and privileges under the Plan. Notwithstanding the foregoing, nothing in the Plan shall confer upon any Participant any right to continue in the employ of the Company or an Affiliate or in any way interfere with the right of the Company or an Affiliate to terminate the employment of the Participant at any time, with or without cause. Transfers of employment among the Company and its Affiliates and approved leaves of absence not exceeding 90 days shall not be considered terminations of employment for purposes of this Plan.

     Section 14. Certain Distributions. In the event of the death or termination of employment of a Participant, the discontinuance of the Plan by the Company or the election of a Participant to withdraw from the Plan for any reason, the Participant, or in the event of death, such deceased Participant's designated beneficiary (or if no such beneficiary has been designated, his or her legal representative in accordance with the applicable laws of descent and distribution), shall have the right to elect to receive a distribution of the shares of Common Stock being held for such Participant's account under the Plan or the cash equivalent thereof; provided, however, that if the Committee has not appointed a third party to serve as Administrator, the Committee may require that the shares of Common Stock be distributed and the Participant shall not have the right to receive the cash equivalent thereof (other than the cash equivalent of fractional shares).

     If such Participant, beneficiary or representative elects to receive Common Stock, all full shares being held for the Participant's account under the Plan will be transferred to such Participant, beneficiary or representative or to his or her order, and a certificate or certificates evidencing such shares will be delivered as promptly as practicable, subject to the receipt by the Administrator of documentation properly evidencing the rights and authority of the beneficiary or representative of any deceased Participant. Such Participant, beneficiary or representative shall be responsible for, and shall pay to the Administrator, any fees and charges of the transfer agent and registrar for the Company's Common Stock in connection with the issuance of stock certificates to or upon the order of such Participant, beneficiary or representative pursuant to this Section. Fractional share balances that have been credited to the Participant will be converted into cash through sale by the Administrator, at market price, as soon as practicable after the Participant's termination of employment, death or withdrawal from the Plan, as the case may be. In the event of discontinuance of the Plan, interests in fractional shares will be liquidated by the Administrator in a like manner and the proceeds distributed pro rata.

     If such Participant, beneficiary or representative elects to receive cash, all full and fractional shares being held for the Participant's account under the Plan will be sold for such Participant, beneficiary or representative by the Administrator in accordance with Section 11 of the Plan, subject to the receipt by the Administrator of documentation properly evidencing the rights and authority

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of the beneficiary or representative of any deceased Participant. The
Participant, beneficiary or representative shall be responsible for, and shall pay, any fees or charges of the Administrator, brokerage fees and commissions and other charges identified with and incurred as a result of the sale.


     Section 15. Transferability. An Option granted under the Plan shall not be transferable by the Participant and shall be exercisable only by the Participant.

     Section 16. Stock Splits or Other Changes in Common Stock; Dividends. In the event the Company shall effect a split of the Common Stock or declare a dividend payable in Common Stock, or in the event the outstanding Common Stock shall be combined into a smaller number of shares, the maximum number of shares as to which Options may be granted under the Plan shall be increased or decreased proportionately, and the Fair Market Value per share of Common Stock as of the date of grant of all outstanding Options shall be adjusted, for purposes of making the determination required by Section 8 of this Plan, in a manner deemed appropriate by the Board of Directors.

     In the event of a reclassification of Common Stock not covered by the foregoing, or in the event of a liquidation or reorganization of the Company, including a merger, consolidation or sale of assets, the Board of Directors shall make such adjustments, if any, as it may deem appropriate in the number, purchase price and kind of shares that are covered by Options theretofore granted under the Plan or that are otherwise subject to the Plan.

     Stock splits or dividends paid in shares of Common Stock that are received by the Administrator with respect to shares held in its custody hereunder will be allocated to the Participants in whole shares and in fractional shares to the fourth decimal place in accordance with their interests in the shares with respect to which the stock dividends are paid or the stock split relates. Cash dividends and other cash distributions received by the Administrator with respect to the shares held in its custody hereunder shall be paid to Participants entitled to receive the same. Share options or rights or other property, other than shares of Common Stock, received by the Administrator as distributions on shares held in its custody hereunder shall be distributed to Participants or, if a Participant has so instructed the Administrator, shall be sold by the Administrator for the accounts of such Participants, and the Administrator shall treat the proceeds of such sales in the same manner as cash dividends received by the Administrator on shares held in its custody hereunder; provided that the Administrator shall not be required to sell any options, rights or other property for which there is not an established trading market or that the Administrator otherwise reasonably determines it will not be able to sell without undue effort.

     The provisions of this Section shall only be applicable if, and only to the extent that, the application thereof does not conflict with any valid governmental statute, regulation or rule.

     Section 17. Stockholder Rights. Each Participant shall at all times be the beneficial owner of all shares of Common Stock being held for his or her account under the Plan. The Administrator shall deliver to each Participant notices of stockholder meetings, proxy statements and other

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communications distributed by the Company to its stockholders. Prior to the time the Administrator makes delivery to the Participant of the shares of Common
Stock hereunder, the Administrator will exercise all voting rights pertaining to each Participant's pro rata share of such shares in accordance with written directions, if any, given to the Administrator by such Participant prior to the date fixed for such exercise; in the absence of such directions, the Administrator will exercise such voting rights in accordance with the applicable rules and regulations of the Securities and Exchange Commission and the New York Stock Exchange then in effect.

     Section 18. Statements of Account. The Administrator shall furnish each Participant with a statement promptly after the end of each Option Period (and more frequently if the Board of Directors of the Company or the Committee deems it appropriate) indicating the dollar amount invested and the number of shares purchased during the Option Period (or such shorter period as may be specified by the Board of Directors of the Company or the Committee), and the total number of shares (full and fractional) credited to such Participant's account, and such other pertinent information as the Administrator or the Committee may deem reasonable or necessary.

     Section 19. Amendment and Termination of the Plan. Subject to the right of the Board of Directors to terminate the Plan prior thereto, the Plan shall terminate when all or substantially all of the Common Stock reserved for purposes of the Plan has been purchased. No Options may be granted after termination of the Plan. The Board of Directors may at any time suspend, terminate, amend or modify the Plan, in whole or in part; provided, however, that no amendment or modification of the Plan shall become effective without the approval of such amendment or modification by the stockholders of the Company if the Company, on the advice of counsel, determines that such stockholder approval is necessary or desirable. No termination or amendment of the Plan shall adversely affect the rights of a Participant under an outstanding Option, except with the consent of such Participant.

     Section 20. Requirements of Law. The granting of Options and the issuance of Common Stock upon the exercise of an Option shall be subject to all applicable laws, rules and regulations and to such approval by governmental agencies as may be required.

     Section 21. Effective Date of the Plan. The Plan shall become effective on September __, 1999, the date of its adoption by the Board of Directors, provided it is approved by the Company's stockholders within 12 months of such date. The affirmative vote of the holders of at least a majority of the shares of stock of the Company present and voting on the approval of the Plan at the meeting, provided that the total number of shares voting for the proposal represents more than 50% of the total number of shares of stock entitled to vote at such annual meeting, shall be required to approve the Plan. The foregoing, however, shall not be interpreted to prevent the shareholders from acting by written consent to approve the Plan, in accordance with law and the Company's bylaws. If the Plan is not so approved, the Plan shall terminate, all Options granted hereunder shall be null and void and all shares of Common Stock theretofore issued upon the exercise of Options under the Plan shall be deemed canceled. Certificates representing shares issued to or for the account of Participants prior to stockholder approval of the Plan shall bear appropriate legends indicating that the shares have been issued contingent upon stockholder approval and are cancelable in the event such approval is

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not obtained. Upon such cancellation, Participants, or the Administrator if applicable, shall promptly deliver to the Company all certificates representing canceled shares and the Company shall promptly return to the Participants, without interest, all funds obtained from such Participants through payroll deductions and used for the purchase of such shares.

     Section 22. Expenses. Except as otherwise provided in this Plan, the reasonable fees and charges of the Administrator and all costs of maintaining records hereunder will be borne by the Company, in such amounts as may be agreed by the Company and the Administrator. The Company will pay all costs incurred by it in connection with payroll deductions. The Company will not make any contributions to the Plan for the benefit of its employees (other than the provision of shares of Common Stock for purchase at discounted prices as provided herein). Each Participant shall pay and shall be solely responsible for all fees, expenses, commissions and other charges related to transactions effected for his or her account by the Administrator, including without limitation as provided in Sections 10, 11 and 14 hereof.

     IN WITNESS WHEREOF, this Plan has been executed this ___ day of September, 1999.

                                   LOISLAW.COM, INC.


                                   By   /s/ Kyle D. Parker
                                        ------------------------------
                                        Name: Kyle D. Parker
                                        ------------------------------
                                        Title: Chief Executive Officer
                                        ------------------------------

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